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                                                                  Exhibit 10.2

                              TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT dated as of May 20, 1997 among Comcast Corporation ("Comcast"), Comcast Cellular Holdings, Inc. ("CC Hold"), Comcast Cellular Corporation ("CC Corp."), and Comcast Cellular Communications, Inc. (the "Company").

         WHEREAS, CC Hold., CC Corp., the Company, and the Company's Subsidiaries (as hereinafter defined) are or will be members of an affiliated group of corporations (the "Affiliated Group") filing consolidated returns for United States Federal income tax purposes, of which Comcast is the "common parent" within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the parties hereto are parties to a certain Tax Sharing Agreement, dated as of March 5, 1992 (the "Original Tax Agreement");

         WHEREAS, it is the intention of the parties that the Original Tax Agreement shall be terminated and superseded by this Agreement;

         WHEREAS, it is the intention of the parties that, upon the effectiveness of this Agreement, there shall be no other tax sharing, tax allocation, or similar agreement providing for the allocation of tax payments owing by the members of the Affiliated Group (whether in respect of Federal or state income) among the members of the Affiliated Group;

         WHEREAS, the Company has entered into a Credit Agreement dated as of September 14, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the Banks party thereto, the Arranging Agents party thereto, the Managing Agents party thereto and Toronto Dominion (Texas), Inc., as Administrative Agent for said Banks;
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         WHEREAS, the parties hereto wish to agree as to the allocation of certain tax payments and tax benefits among Comcast, CC Hold., CC Corp., and the Company;

         NOW THEREFORE, it is hereby agreed as follows:

         Section 1. Definitions. Certain terms are defined in the preamble hereto and the WHEREAS clauses hereof, and the terms: (a) "Amcell" shall mean American Cellular Network Corp., a New Jersey corporation, (b) "Subsidiary" of any corporation (the "parent") shall mean any Person (as defined in the Credit Agreement) which is entitled to join with the parent in the filing of a Federal consolidated income tax return (or would be if the parent were considered the common parent of a separate consolidated group).

         Section 2. Accrual of Tax Liability. The Company shall accrue annually, as an obligation to Comcast, an amount equal to the full amount of Federal and state income taxes which the Company and its Subsidiaries would have accrued if the Company and its Subsidiaries had at all times (from the date hereof forward) filed a separate consolidated Federal income tax return, with the Company as the "common parent" (within the meaning of Section 1504 of the Code) (but without giving effect to the use by the Company and its Subsidiaries of any net operating loss carryforwards or other tax attributes of Amcell which accrued prior to Amcell becoming a Subsidiary of the Company). If the Company and its Subsidiaries incur any net operating losses or other tax attributes (other than any net operating loss carryforwards or other tax attributes of Amcell which accrued prior to Amcell becoming a Subsidiary of the Company) that would have been available to be carried forward or back to any taxable period or portion thereof beginning on or after the date hereof if the Company and its Subsidiaries had at all times (from the date hereof forward) filed a separate

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consolidated Federal income tax return with the Company as the "common parent"
(within the meaning of Section 1504 of the Code), such net operating losses or other tax attributes shall be taken into account in computing the amounts to be accrued, or reversing amounts previously accrued (which reversal, if such previously accrued amounts shall have been paid pursuant to Section 3, shall be accrued as an obligation from Comcast), pursuant to the first sentence of this
Section 2. The accrual pursuant to this Section 2 will be computed on earnings reported for financial statement purposes.

         Section 3. Tax Payments. The Company shall pay to Comcast, not less often than annually, an amount equal to the least of (a) the amount of Federal and state income taxes which CC Hold. and its Subsidiaries would have paid if CC Hold. and its Subsidiaries had at all times (from the date hereof forward) filed a separate consolidated Federal income tax return, with CC Hold. as the "common parent" (within the meaning of Section 1504 of the Code), (b) the amount accrued for such period under Section 2 and (c) the amount that would have accrued for such period under Section 2 if the Excluded Subsidiaries were excluded from the Affiliated Group. If CC Hold. and its Subsidiaries incur any net operating losses or other tax attributes that would have been available to be carried forward or back to any taxable period or portion thereof beginning on or after the date hereof if CC Hold. and its Subsidiaries had at all times (from the date hereof forward) filed a separate consolidated Federal income tax return with CC Hold. as the "common parent" (within the meaning of Section 1504 of the Code), such net operating losses or other tax attributes shall be taken into account in computing the amounts to be paid, or in reversing amounts previously paid (which reversed amounts shall first be offset against any accrued amount owed by CC Hold. to Comcast, to the extent thereof, and any excess shall be repaid by Comcast to the Company), pursuant to the first sentence of this Section 3. The

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amounts determined pursuant to this Section 3 shall be payable promptly upon the determination thereof. Any excess of the net amount accrued under Section 2 over the net amounts paid pursuant to this Section 3 will become due and payable to Comcast 180 days after repayment by the Company of all obligations under the Credit Agreement and termination of Commitments and, for each fiscal year thereafter, shall be payable at the same time as the payments are due under this
Section 3.

         Section 4. Duties of Comcast. Comcast agrees to (a) timely file all required consolidated Federal (and, where applicable, state) income tax returns which shall include CC Hold, CC Corp., the Company and its Subsidiaries, (b) timely pay all taxes due under such returns, and (c) indemnify the Company for any taxes (including penalties and interest) that any taxing authority may collect or seek to collect from the Company or any of its Subsidiaries in connection with such returns, to the extent that such taxes are in excess of any amount accrued pursuant to Section 2 of this Agreement and not yet paid pursuant to Section 3 of the Agreement.

         Section 5. Adjustment to Taxes. If any authority having jurisdiction shall make a final determination of any tax liability of the Affiliated Group which differs from the initial determination by Comcast and its Subsidiaries of such tax liability, (a) appropriate changes or adjustments to payments and liabilities under this Agreement shall be made as quickly as reasonably practical and (b) if such a final determination results in a refund to the Affiliated Group which is in whole or in part attributable to an adjustment in income of the Company and its Subsidiaries, Comcast shall promptly reimburse the Company to the extent that the amount of any payment previously made under
Section 3 would have been less taking into account the income of the Company and its Subsidiaries as so adjusted.

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         Section 6. State Taxes. Nothing in this Agreement shall be construed to require the Company to pay or to accrue liability to Comcast with respect to any income taxes unless it and its Subsidiaries are included in a consolidated or combined return with Comcast with respect to such taxes.

         Section 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws.

         Section 8. Effective Date. This Agreement shall be effective as of the date first above written when executed by the parties hereto but not before repayment in full of certain Zero Coupon Notes issued by Comcast Cellular Corporation on March 5, 1992.

         Section 9. Assignment to Permitted Successor. The Company may assign all its rights and obligations hereunder to any Permitted Successor (as such term is defined in the Credit Agreement) upon its becoming the Borrower and written notice to the other parties hereto which notice shall be signed by both the Company and the Permitted Successor. Upon delivery of said notice, (a) all rights hereunder shall inure to and all obligations hereunder shall be borne by

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the Permitted Successor and (b)  all obligations and rights of Comcast Cellular
Communications, Inc. hereunder shall terminate.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 COMCAST CORPORATION



                                 By /s/ C. Stephen Backstrom
                                    -------------------------------------
                                    Name:   C. Stephen Backstrom
                                    Title:  Vice President



                                 COMCAST CELLULAR HOLDINGS, INC.



                                 By /s/ C. Stephen Backstrom
                                    -------------------------------------
                                    Name:   C. Stephen Backstrom
                                    Title:  Vice President



                                COMCAST CELLULAR CORPORATION




                                 By /s/ C. Stephen Backstrom
                                    -------------------------------------
                                    Name:   C. Stephen Backstrom
                                    Title:  Vice President




                                COMCAST CELLULAR COMMUNICATIONS, INC.



                                 By /s/ C. Stephen Backstrom
                                    -------------------------------------
                                    Name:   C. Stephen Backstrom
                                    Title:  Vice President

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